                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                       American Dental Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       AMERICAN DENTAL TECHNOLOGIES, INC.
                                 5555 BEAR LANE
                          CORPUS CHRISTI, TEXAS 78405

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Dental Technologies, Inc. (the "Company") will be held at the Town Club, 6th Floor, 800 N. Shoreline Blvd., Corpus Christi, Texas, on Friday, 26th day of May, 2000, at 10:00 a.m. local time, for the following purposes:

     (1)  to elect three directors for a term of three years;

     (2) to approve an amendment to the Company's Certificate of Incorporation changing the Company's name to "American Medical Technologies, Inc.",

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.


     Only stockholders of record at the close of business on April 10, 2000 are entitled to vote a the Annual Meeting.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. RETURNING THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON OR ATTEND THE ANNUAL MEETING.



                                              By Order of the Board of Directors





                                              John E. Vickers, III, Secretary




April 20, 2000

                       AMERICAN DENTAL TECHNOLOGIES, INC.




                                 ---------------
                                 PROXY STATEMENT
                                 ---------------






                               GENERAL INFORMATION


         This Proxy Statement is being sent to stockholders on or about April 20, 2000, and is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of American Dental Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Town Club, 6th Floor, 800 N. Shoreline Dr., Corpus Christi, Texas at 10:00 a.m., local time, on Friday, May 26, 2000, and at any and all adjournments thereof, for the purposes set forth in the accompanying notice.

         A proxy may be revoked at any time before it is exercised by delivering written notice to the Secretary of the Company, executing and delivering a later dated proxy or voting in person at the Annual Meeting. Unless revoked, the shares represented by the proxy will be voted in accordance with the specifications made. IF NO SPECIFICATIONS ARE MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED IN THIS PROXY STATEMENT AND IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION DESCRIBED IN THIS PROXY STATEMENT. The Board does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of such proxy holders to vote the proxies in accordance with their best judgment.

         The cost of solicitation of proxies by the Board will be borne by the Company. Such solicitation will be made by mail and may also be made by directors, officers and employees of the Company personally or by telephone, facsimile or other electronic means, without additional compensation. In addition, Corporate Investor Communications, Inc., a proxy soliciting firm, has been retained by the Company to assist in the solicitation at a cost of approximately $5,000, plus out-of-pocket expenses. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of common stock of the Company ("Common Stock"), and the Company will reimburse such parties for their reasonable expenses incurred in connection therewith.

         Only holders of record of Common Stock at the close of business on April 10, 2000 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 7,431,672 shares of Common Stock outstanding. Each share of Common Stock entitles the owner to one vote. The presence at the meeting in person or by proxy of a majority of the shares of the Company's Common Stock outstanding on the Record Date will constitute a quorum to transact business at the Annual Meeting.

         The election of directors requires a plurality of the votes cast and the the Company's name requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Abstentions are counted only for purposes of determining whether a quorum is present at the Annual Meeting but will have the effect of a vote against the proposal to change the Company's name. Broker non-votes will not be counted for any purpose to change the Company's name.

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY
                      AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock as of March 15, 2000, except as otherwise indicated, by each current director, each director nominee, each of the executive officers named in the Summary Compensation Table under "Executive Compensation," all current directors and executive officers as a group, and each person who is known by the Company to own beneficially 5% or more of the Company's outstanding shares of Common Stock (each, a "5% Owner").

                                                                  Number of           Percent of
         Name (1)                                                 Shares (2)            Class(3)
         --------                                                 ----------            --------
         William D. Myers                                         1,084,711 (4)           12.8
         Ben J. Gallant                                             956,864               11.3
         Michael F. Radner                                          548,226                6.5
         Charles A. Nichols                                         498,180                5.9
         William D. Maroney                                         410,762 (5)            4.8
         Wayne A. Johnson II                                        254,997 (6)            3.0
         Terry D. Myers                                             133,407 (7)            1.6
         John E. Vickers III                                         99,450                1.2
         William S. Parker                                           31,550                 *
         Gary A. Chatham                                             12,687                 *
         Bertrand R. Williams, Sr.                                    9,861                 *
         William Graham                                                  --                 *
         All current executive officers and
           directors as a group (13 persons )                     3,359,071(8)            39.7

       * Less than one percent.

(1) The business addresses of the 5% Owners are as follows: William D. Myers, 29877 Telegraph Road, Southfield, Michigan 48034; Ben J. Gallant and Charles A. Nichols, 5555 Bear Lane, Corpus Christi, Texas 78405; Michael
       F. Radner, 18860 West Ten Mile Road, Southfield, Michigan 48075.

(2) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon the exercise of stock options or common stock purchase warrants that are presently exercisable or become exercisable within 60 days, as follows:
       Ben J. Gallant - 15,000 shares; William D. Myers and spouse - 2,128 shares; William D. Maroney and spouse - 234 shares; Charles A. Nichols - 468 shares; Michael F. Radner - 15,625 shares; Wayne A. Johnson, II - 468 shares; John E. Vickers - 10,000 shares; Terry D. Myers - 59,999 shares; William S. Parker - 31,250 shares; Bertrand R. Williams, Sr. - 2,028 shares; and all executive officers and directors as a group - 105,690 shares. Each of the persons named in the table has sole voting and investment power with respect to all shares beneficially owned by them, except as described in the following footnotes.

(3) For purposes of calculating the percentage of Common Stock beneficially owned by any person in the table, the shares issuable to such person under stock options or common stock purchase warrants exercisable currently or within 60 days are considered outstanding and are added to the shares of Common Stock actually outstanding.

(4) Includes 550,072 shares of Common Stock owned jointly with and/or individually by Dr. William D. Myers' wife, Irene Myers.

(5) Includes 316,359 shares of Common Stock owned by Mr. Maroney's wife, Aimee Maroney.

(6) Includes 37,975 shares of Common Stock owned by three family trusts for which Mr. Johnson is the trustee.

(7) Includes 73,408 shares of Common Stock owned by Dr. Terry D. Myers' wife, Donna Myers.

(8) Includes the shares described in footnotes 2 (other than shares beneficially owned by Michael F. Radner and Terry D. Myers) and 4 through 7.


                             SELECTION OF DIRECTORS

         The Company's Certificate of Incorporation divides the directors into three classes, the terms of which expire as set forth below. At each annual meeting, the stockholders of the Company will elect directors to three-year terms to replace those directors whose terms expire at that annual meeting. The term of office of the directors elected at this year's Annual Meeting will continue until the 2003 annual stockholders' meeting.

         The Board recommends a vote FOR the nominees for election. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated, the persons named in such proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. If any nominees are substituted by the Board, the persons named in the accompanying form of proxy intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named hereunder unavailable for election. All of the nominees are currently directors of the Company.

         The Board presently consists of nine directors, three of whom are standing for election at the Annual Meeting. Information with respect to the nominees for election and for the other directors continuing in office is set forth below.


                  NOMINEES FOR DIRECTORS - WITH TERMS EXPIRING IN 2000

                    Name, Principal, Occupation, Business Experience                                 Year First
               During the Last Five Years and Other Current Directorships                   Age    Became Director
WILLIAM  D. MARONEY.....................................................................    62          1997
Mr.  Maroney is a private  investor.  From January 1987 to December  1996,  Mr.  Maroney
had been in private law  practice in New York,  New York.  Prior  thereto,  Mr.  Maroney was a senior  tax  counsel  for ITT  Corporation.  Mr.  Maroney  previously  served as a director of the Company  from May 1990 to May 1993.  Mr.  Maroney  was  re-appointed  to the Board in March 1997.

BERTRAND R. WILLIAMS, SR................................................................    71          1990
Mr.  Williams  has been the chief  executive  officer  of  Global  Focus  Marketing  and
Distribution   ("GFMD"),   since  February  1995.   GFMD  sells   specialized   clinical
laboratory  supplies  and  diagnostics,  research  and  industrial  equipment.  Prior to founding  GFMD,  Mr.  Williams  had been the chief  executive  officer  of Rupp & Bowman
Company,  a marketer of high technology  medical equipment and diagnostics for more than
30 years.  Since  1981,  he has also  been  chairman  of the  board and chief  executive officer of Immuno  Concepts,  Inc., a  manufacturer  of  immuno-diagnostic  and virology products in Sacramento, California,

CHARLES A. NICHOLS......................................................................    75          1996
Mr.  Nichols is a pharmacist  by  profession  at  Southside  Pharmacy,  Inc.,  in Corpus
Christi,  Texas,  where he has been the  President  since 1954.  Mr.  Nichols was one of the  founders of Texas Air and served as a director  from that  company's  inception  in
1982 until its  acquisition  by the Company in July 1996.  He also  served as  treasurer for Texas Air from 1989 to 1996.

                INCUMBENT DIRECTORS- WITH TERMS EXPIRING IN 2001

                 Name, Principal, Occupation, Business Experience                                     Year First
            During the Last Five Years and Other Current Directorships                      Age    Became Director
WILLIAM  D. MYERS, M.D......................................................................58          1990
Dr.  Myers is one of the  founders  of the Company and a  co-inventor  of the  Company's first  dental  laser.  He has been  Chairman of the Board of the Company  since  January
1990.  Dr.  Myers has been a  practicing  ophthalmologist  for more than 20 years and is the founder and director of the Michigan Eyecare Institute.

BEN J. GALLANT..............................................................................66          1996
Mr.  Gallant  was  appointed  President  and Chief  Operating  Officer of the Company in
September  1996 and Chief  Executive  Officer in November  1996. He became a director in
July 1996.  Mr. Gallant was a founder of Texas  Airsonics,  Inc.  ("Texas Air"),  served as a director and  chairman of the board since that  company's  inception  in 1982,  and was elected  president and chief  executive  officer in 1991. He is chiefly  responsible for the design and development of the Company's  KCP and industrial product lines.

MR. GARY A. CHATHAM.........................................................................55          1999
Mr. Chatham  currently  serves as senior  consultant  to Valls  Group, an  International
trade   services   provider,   a  position   held  since   November,   1990.   His  main
responsibilities  include major international business projects,  warehouse development, materials  handling  systems  and  management  and  information  systems.  From  1981 to present to 1990,  he  operated  Gary  Chatham and  Associates,  a project  planning  and
management   consulting   firm.   Mr.   Chatham   was   also   a   director   of   Texas
Airsonics,  Inc.,
from 1988 until its merger  with the  Company in August,  1996 and became a Director  of the Company in 1999.


                INCUMBENT DIRECTORS- WITH TERMS EXPIRING IN 2002

                    Name, Principal, Occupation, Business Experience                                 Year First
               During the Last Five Years and Other Current Directorships                   Age    Became Director

Wayne A. Johnson, II........................................................................51         1996
Mr.  Johnson is currently  engaged in the private  practice of law, and is legal counsel for,  and a director  and  secretary/treasurer  of, 4,0  Studio,  Inc.,  a  personalized fitness and  nutrition  concept  centre which he co-founded in January 1997. He acted as
President of 4.0 Studio from its inception  through  February  1999.  Mr. Johnson served as legal  counsel to Racer  Components,  Inc.  and  Automotive  Digital  Systems,  Inc.,
manufacturers  and  marketers  of  automotive  performance  and  racing  products,  from
January 1996 to January 2000.  Prior to such service,  Mr.  Johnson served as a director and as vice  president  and general  counsel of Racer  Components,  Inc. and  Automotive
Digital  Systems,  Inc.  from March  1995 to  December  1995.  Mr.  Johnson  served as a director  of Texas  Airsonics  from 1984 until its  acquisition  by the  Company in July
1996.

John  E. Vickers III........................................................................53         1996
Mr.  Vickers was appointed  Executive  Vice  President of the Company in August 1998. He
had been the Senior Vice  President - Operations of American  Dental since November 1996 and became a  director  in July  1996.  Mr.  Vickers  had  served as Texas  Air's  chief financial  officer  and  legal  counsel  since  June  1993  and  had  various  operating responsibilities  with Texas Air. From December  1991 until July 1994,  Mr.  Vickers was of  counsel to the law firm of Novak,  Vickers  and Burt and  practiced  law for over 25 years.

MR. WILLIAM S. PARKER.......................................................................54         1999
Mr.  Parker was  appointed  Senior  Vice  President  - Dental of the  Company in August,
1998 and  became a  Director  in  November,  1999.  He had  been a  consultant,  then an employee  of the  Company  in charge of product  development  since  1991.  From 1976 to
1991,  he was  the  president  and  co-founder  of the New  Directions  Group,  Inc.,  a management  consulting firm which had clients such as Ford, Exxon Enterprises,  AT&T and
Ross Laboratories.  He is chiefly responsible for the Company's product development.


              CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 1999, there were five Board meetings held. Each director attended 75% or more of the total number of meetings of the Board and committees of which he was a member in 1999.

         The Company's Board has a Compensation Committee, an Audit Committee and Executive Search Committee. The members of each committee serve without additional compensation. The Company's Board does not have a nominating committee or a committee serving a similar function.

         The Compensation Committee met two times in 1999. The current members of the Compensation Committee, none of whom are employees of the Company, are Wayne A. Johnson, II, William D. Maroney and Bertrand R. Williams, Sr. The functions of this Committee are to establish and administer the Company's executive compensation plans and the compensation of executive management.

         The Audit Committee of the Board held one meeting during 1999. The current members of the Audit Committee, neither of whom are employees of the Company, are Charles A. Nichols, Wayne A. Johnson II and William D. Maroney. The functions of the Audit Committee include reviewing the adequacy of the Company's system of internal controls and accounting practices; reviewing the scope of the annual audit performed by the Company's independent auditors, Ernst & Young; and reviewing the Company's annual audited financial statements.

         An Executive Search Committee was formed in late 1999 and met once. The function of the Executive Search Committee is to locate candidates to succeed the President and CEO upon his retirement in August, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY

       The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during 1999, 1998 and 1997 to or on behalf of the Company's Chief Executive Officer and each of the other executive officers, as of December 31, 1999 who earned in excess of $100,000 in 1999 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                               Compensation Awards
                                                 Annual   Compensation        ----------------------       All Other
Name and                                         ----------------------       Securities Underlyhing     Compensation
Principal Position                    Year       Salary($)      Bonus($)           Option/SARs (#)           ($) (a)
------------------------------------------------------------------------------------------------------------------------
Ben J. Gallant(b)                     1999       225,000          10,000               37,500              8,911
Chief Executive Officer, Chief        1998       225,000          30,000                   --              5,684
Operating Officer and President       1997       225,000          27,750               75,000              5,684

John E. Vickers III(b)                1999       150,000           7,500               25,000                500
Executive Vice President              1998       150,000          25,000                   --                500
                                      1997       145,000          18,500               50,000                500

William S. Parker                     1999       131,625           7,500               25,000                500
Senior Vice President - Dental        1998       110,800          20,000                   --                500
                                      1997       108,508          13,875               37,500                500

William Graham                        1999       114,841           5,000                5,000                500
Vice President - Eastern Sales        1998        33,055              --                   --                 --
Division                              1997            --              --                   --                 --

Terry D. Myers                        1999       121,923              --                   --                500
Vice President - Research &           1998       150,000          15,000                   --                500
Clinical(b)                           1997       120,004          18,500               50,000                 --


-------------
(a) Includes $500 401(k) contribution matching and, with respect to Mr. Gallant, $8,410.56 for life insurance premiums, paid during 1999.

(b) Mr. Myers ceased his duties with the Company on June, 1999, although he has rendered services since then as an independent consultant.

OPTION GRANTS

       The following table provides information with respect to options granted to the Named Officers during fiscal year 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual                 Grants
                                     ----------                 ------                 Potential realizable
                                                                                         value at assumed
                                                                                          annual rates of
                             Number of           % of                                       stock price
                           Securities         options                                    appreciation for
                            Underlying     granted to    Exercise                          option term (b)
                             Options     employees in     or base       Expiration     --------------------
                           Granted (a)    fiscal year price ($/sh)        date          5%($)       10%($)
                           -----------    ----------- ------------      ---------       -----       ------
Ben J. Gallant                  37,500       34.0%         $3.50        6/22/2009          --        $66,000
John E. Vickers III             25,000       22.7%         $3.50        6/22/2009          --        $44,000
William S. Parker               25,000       22.7%         $3.50        6/22/2009          --        $44,000
William Graham                   5,000        4.5%         $3.50        6/22/2009          --         $8,800
Terry D. Myers                      --         --             --                --         --             --

----------------
     (a) These options were granted October 16, 1999 under the Company's Non-Qualified and Long-Term Incentive Plan and become exercisable only upon a change in control of the Company occurring before June 22, 2000.

     (b) Represents the value of the option at the end of its term, assuming the market price of the Common Stock appreciates at annually compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on future performance of the Common Stock. There can be no assurance that the amounts reflected in the table will be achieved.


OPTION HOLDINGS

       The following table provides information with respect to the unexercised options held as of the end of 1999 by the Named Officers. The Named Officers did not exercise any options during 1999.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                               Number of Unexercised                   Value of Unexercised
                                               Options/SARs at Fiscal               In-the-Money Options/SARs
                 Name                               Year End (#)                    At Fiscal Year End ($)(a)
--------------------------------------------------------------------------------------------------------------------
                                        Exercisable         Unexercisable        Exercisable      Unexercisable
                                        -----------         -------------        -----------      -------------
Ben J. Gallant                           15,000              97,000                   -0-             -0-
John E. Vickers III                      10,000              65,000                   -0-             -0-
William S. Parker                        31,250              86,250               $1,250              -0-
William Graham                               --               5,000                   -0-             -0-
Terry D. Myers                           59,999                  --               $1,875              -0-

----------------
(a) Value was determined by multiplying the number of shares subject to an option by the difference between the closing price of the Common Stock on December 31, 1999 on The Nasdaq National Market and the option exercise price.

EMPLOYMENT AGREEMENTS

       Effective August 1, 1996, the Company entered into an employment agreement with Ben J. Gallant, naming Mr. Gallant as the Company's Chief Executive Officer, Chief Operating Officer and President. The employment agreement had an initial term of three years. Effective August 1, 1999, the Company entered into first amendment to the employment agreement extending the term through July 31, 2001. The employment agreement, as amended, provides for an annual base salary of $225,000, maintenance of a life insurance policy, an automobile allowance and the right to such benefits under the Company's employee benefit plans as are available to executive management. The employment agreement may be terminated at any time if Mr. Gallant commits a material criminal act, fraud, dishonesty or malfeasance with respect to the Company or his employment. In the event (i) his employment is terminated without cause, (ii) the Company liquidates, dissolves, merges with, or transfers substantially all of its assets to a company which does not assume the Company's obligations under the employment agreement, Mr. Gallant will continue to be entitled to his base salary and health coverage through the end of the term. Mr. Gallant has agreed not to compete with the Company during his employment and for one year after termination.

       Effective October 16, 1999, the Company entered into an executive change in control bonus agreement with Ben J. Gallant, John E. Vickers, III, William S. Parker and William Graham. The agreement provides that if a change of control occurs prior to June 22, 2000 Messrs. Gallant, Vickers and Parker will receive a cash bonus of $150,000, $100,000, $100,000 and $20,000 respectively.

COMPENSATION OF DIRECTORS

       Directors who are not officers or employees of the Company are entitled to a fee of $500 for each Board meeting attended. In addition, such directors receive an annual option grant to purchase 312 shares of Common Stock at an exercise price equal to the market value per share on the date of grant. Such options become exercisable in equal annual installments over four years as long as the optionee remains a director and expire ten years after the date of grant. In 1999, each director was granted an additional option to purchase 312 shares of Common Stock under the Long-Term Incentive Plan at an exercise price equal to $1.381.


COMPENSATION COMMITTEE REPORT

         The Compensation Committee, comprised of directors who are not employees of the Company, periodically reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the executive compensation program should allow the Company to attract, maintain and motivate quality management personnel by offering and maintaining a competitive compensation package with an appropriate relationship between executive pay and the creation and maintenance of shareholder value. In practice, the Committee's review and evaluation of compensation is general and subjective, although consistent in approach with the stated philosophy and the policies discussed in "Base Salary", "Bonus Compensation", "Stock Options" and "The Chief Executive Officer's 1999 Compensation" below. The current members of the Compensation Committee are Wayne A. Johnson, II, William D. Maroney and Bertrand R. Williams, Sr. The key elements of the Company's current program include a base salary, bonus compensation linked to the Company's financial performance and equity participation through stock options.

         The Compensation Committee believes that its philosophy, policies and practices assist the Company in meeting its short-term and long-term business objectives and appropriately relate executive compensation to the Company's performance.

         Base Salary

         The Compensation Committee's policy with respect to salaries is to establish base compensation levels for executives, which are competitive in relation to other public companies of similar size and nature. The Compensation Committee will also take into consideration the executive's responsibilities, experience level, and individual performance. Salaries are reviewed periodically and are adjusted based on the recommendation of management.

         Bonus Compensation

         The Company does not have a formal bonus plan. Bonuses are considered by the Committee periodically based upon individual and Company performance, with application of the philosophy and policies of the Committee described above. In early 1999, the compensation committee made bonus recommendations related to the 1998 financial performance of the Company and such bonuses were paid in 1999. Similarly in early 2000, the Compensation Committee made bonus recommendations related to the 1999 financial performance of the Company and such bonuses were paid in 2000.

         Stock Options

         The Compensation Committee may grant stock options, restricted stock or performance shares to employees of the Company, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long-term incentives to enhance the value of the Company's Common Stock. Generally, the Compensation Committee considers grants to executive officers and key managers on a periodic basis. The size and type of grants are determined based upon management's recommendation and are generally a function of the position held by an executive and the expected contribution to the Company's future growth and profitability. Options were granted in 1999 to incentivize the Company's executive officers to remain with the Company while it was seeking to find someone to merge with or acquire the Company.

         The Chief Executive Officer's 1999 Compensation

         The Chief Executive Officer's Compensation during 1998 was fixed by a negotiated employment contract entered into in August 1, 1996, expiring July 31, 1999. The Compensation Committee believes Mr. Gallant's base salary of $225,000 in 1999 was comparable to that of other Chief Executive Officers in other public companies of similar size and nature. In early 2000, the Compensation Committee recommended a bonus of $10,000 for Mr. Gallant based upon his individual efforts, which the Committee deemed to be of significant importance in the achievement of targeted Company earnings, excluding non-recurring items. Mr. Gallant's extended contract did not provide for a raise as the Company's policy is to address performance annually through bonuses.


         Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the deductibility of executive compensation paid to the Company's Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m).

         The Compensation Committee does not believe that the components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility and has concluded that no action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

COMPENSATION COMMITTEE:       WAYNE A. JOHNSON, II     BERTRAND R. WILLIAMS, SR.
                              WILLIAM D. MARONEY

STOCK PERFORMANCE GRAPH

       The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period beginning December 31, 1994 and ending on December 31, 1999 with the Standard and Poor's 500 Stock Index (the "S&P 500") and a published industry index (the "MG Group") comprised of over 100 companies in the medical instruments business. The graph assumes that the value of the investment in the Common Stock, the S&P 500, and the MG Group index was $100 on December 31, 1994 and that all dividends were reinvested.


                                  [LINE GRAPH]

                                             1994       1995       1996       1997      1998       1999
                                            ------     ------     ------     ------    ------     ------
American Dental Technologies, Inc.          100.00     137.50     300.00     254.69    184.38      75.00
MG Group Index                              100.00     163.52     174.29     198.56    257.50     244.79
S&P 500 Index                               100.00     137.58     169.17     225.61    290.09     351.13

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

       The Board has unanimously approved and recommended to the stockholders that they consider and approve an amendment to the Company's Certificate of Incorporation changing the Company's corporate name from "American Dental Technologies, Inc." to "American Medical Technologies, Inc." If the proposed amendment is approved, Article First of the Company's Certificate of Incorporation would be amended to read as follows:

       "FIRST. The name of this Corporation shall be: American Medical Technologies, Inc."

       "American Dental Technologies, Inc." was selected as the Company's name in 1993 to reflect the scope and nature of the business conducted by the Company at that time and to foster a more positive public perception of the Company than it had with its prior name. However, because of the Company's plans to expand its business to include dermatology products and possibly products for other medical fields, the Board desires to change the current name to encompass these future endeavors. The Board also believes that the name "American Medical Technologies. Inc." will more accurately describe a broader offering of future products. Accordingly, the Board recommends that the corporate name be changed to "American Medical Technologies, Inc." If the proposal is approved, a certificate of amendment amending the Certificate of Incorporation will be filed in the Office of the Secretary of State of the State of Delaware as promptly as practicable and the name change would become effective on the date of such filing.

       The Board recommends a vote FOR this proposal.


                          ACCOUNTANTS' REPRESENTATIVES

       The accounting firm of Ernst & Young, LLP has acted as independent accountants to audit the financial statements of the Company and its consolidated subsidiaries since 1989. The Audit Committee has not yet completed its evaluation of the 1999 audit process. As a result, the selection of the independent accountants to audit the financial statements of the Company for 2000 will be made by the Board of Directors at a later date. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely upon a review of Forms 3, 4, 5 and amendments thereto and written representations furnished to the Company, except as indicated below, the Company's officers, directors, ten percent owners and other reporting persons timely filed all required reports for 1998 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. In 1999, Dr. Terry D. Myers, Vice President of research filed one Form 4 late, John E. Vickers, III Executive Vice President, filed one Form 4 late, and Dr. William D. Myers, Charles A. Nichols, William D. Maroney, Wayne A. Johnson, II and Bertrand R. Williams, Sr., directors, each filed one Form 5 late.

                              STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2001 Annual Meeting of Stockholders which is eligible for inclusion in the Company's proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission, must be received by the Company no later than December 21, 2000 in order to be considered for inclusion in the Company's proxy materials for such meeting. The Company expects the persons named as proxies for the 2001 Annual Meeting of Stockholders to use their discretionary voting authority with respect to any proposal presented at that meeting by a stockholder who does not provide the Company with written notice of such proposal prior to March 6, 2001.


                                             By Order of the Board of Directors,



                                             John E. Vickers, III, Secretary

Corpus Christi, Texas
April 20, 2000

                       AMERICAN DENTAL TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF AMERICAN DENTAL TECHNOLOGIES, INC.

I (we) hereby constitute and appoint Ben J. Gallant and John E Vickers, III, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of common stock of American Dental Technologies, Inc. ("American Dental") that I am (we are) entitled to vote at the Annual Meeting of Stockholders of American Dental, to be held at the Town Club, 6th Floor, 800 N. Shoreline Dr., Corpus Christi, Texas on Friday, May 26, 2000, at 10:00 a.m., local time, and at any adjournments thereof, upon all matters set forth on the reverse side of this card, all of which are being proposed by American Dental.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE WITH RESPECT TO A NOMINEE OR A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH NOMINEE OR PROPOSAL.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, if any.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the 2000 Proxy Statement dated April 20, 2000 and the 1999 Annual Report to Stockholders and ratify all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

HAS YOUR ADDRESS CHANGED?                            DO YOU HAVE ANY COMMENTS?

------------------------------------------------     -------------------------------------------------

------------------------------------------------     -------------------------------------------------

------------------------------------------------     -------------------------------------------------

                                            PROXY

[x] PLEASE MARK CHOICE AS IN THIS EXAMPLE.

1.     Election of directors:                                 [  ]              [  ]             [  ]
                                                              For               Withhold         For All Except

       William D. Maroney                                     ---------------------------------------------------
       Bertrand R. Williams, Sr.
       Charles A. Nichols                                     ---------------------------------------------------

                                                              ---------------------------------------------------

(INSTRUCTIONS: To withhold authority to vote for one or more of the individual nominees, mark "For All Except" and write the name of each such nominee on the line above.)

2.     Amendment to Certificate of Incorporation
       To change Company's Name                               [  ]              [  ]             [  ]
                                                              For               Withhold         Abstain
Please be sure to sign and date this proxy card.

--------------------------------------------------            -----------------------------------------------
Stockholder sign above                                        Co-owner sign above

Date:
      ---------------------------
Note: Please sign exactly as name(s) appear(s) on stock records.  When signing as attorney, administrator, trustee, guardian, administrator or corporate officer, please so indicate.

                                                                        Mark box at right if [ ]
                                                                        comments or address
                                                                        change has been noted on
                                                                        the reverse side of this card.